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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 20, 2002

                          WESTWOOD HOLDINGS GROUP, INC.
               (Exact name of registrant as specified in charter)


       Delaware                        001-31234               75-2969997
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)          Identification No.)

               300 Crescent Court, Suite 1300, Dallas, Texas 75201
                    (Address of principal executive offices)

                                 (214) 756-6900
              (Registrant's telephone number, including area code)

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Item 4.  Changes in Registrant's Certified Accountant.

         On June 20, 2002, Westwood Holdings Group, Inc. ("Westwood") dismissed Arthur Andersen LLP as its independent accountants and engaged Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2002. The audit reports of Arthur Andersen on the consolidated financial statements of Westwood as of and for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two most recent fiscal years of Westwood ended December 31, 2001, and the subsequent interim period through June 20, 2002, there were no disagreements between Westwood and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K have occurred within the two most recent fiscal years of Westwood ended December 31, 2001 or within the interim period through June 20, 2002.

         Arthur Andersen has been provided with a copy of this disclosure and has furnished a letter addressed to the Securities and Exchange Commission stating that they have found no basis for disagreement with the above statements. A copy of Arthur Andersen's letter to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Report.

         During the two most recent fiscal years and the interim period through June 20, 2002, Westwood did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Westwood's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2002


                                     WESTWOOD HOLDINGS GROUP, INC.



                                     By:   /s/ Brian O. Casey
                                        --------------------------
                                         Brian O. Casey
                                         President

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                                  EXHIBIT INDEX
                                  -------------

Exhibit Number    Description
--------------    ------------

      16.1 Letter dated June 20, 2002 from Arthur Andersen to the Securities and Exchange Commission regarding the change in accountants